Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Cooperative Bankshares, Inc. (the “Company”) for the year ended December 31, 2008 (the “Report”), the undersigned, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By:	/s/ Todd L. Sammons
Todd L. Sammons
Chief Financial Officer and Interim
President and Chief Executive Officer

Date: April 30, 2009